Exhibit 10.5

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of October 22, 2010, is made between MASSEY ENERGY COMPANY, a Delaware corporation (the “Company”), and MICHAEL K. SNELLING (the “Executive”).

WITNESSETH:

WHEREAS, the Company and Executive previously entered into an amended and restated Employment Agreement on May 25, 2009, as the same may have been thereafter amended (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement in order to express the understanding of Executive that the Company is not liable to Executive in the event any compensation or benefits provided to Executive are subject to any additional income tax, interest or penalties imposed under Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth (including definitions of capitalized terms which are set forth in Section 25 and throughout the Employment Agreement) and intending to be legally bound hereby, the Company and Executive agree as follows:

1. The following sentence is added at the end of Section 7 of the Employment Agreement:

Notwithstanding any of the provisions of this Agreement or any other agreement pertaining to Executive, the Company shall not be obligated to hold Executive harmless from, or make any gross-up payment to Executive for, any additional income tax, interest or penalties imposed under Section 409A of the Code if any payment or benefit which is to be provided pursuant to this Agreement or otherwise fails to comply with, or be exempt from, the requirements of Section 409A of the Code.

2. In all other respects, the Employment Agreement is unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on October 22, 2010.

MASSEY ENERGY COMPANY

By:	/s/ John M. Poma
Name:	John M. Poma
Title:	Vice President and Chief Administrative Officer

/s/ Michael K. Snelling
Michael K. Snelling